Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain funds of JNL Variable Fund LLC, as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Adviser and the Sub-Adviser agree to amend the sub-advisory fees as set forth on Schedule B to the Agreement to reflect fee reductions for the following eight funds, effective September 19, 2016:

1) JNL/Mellon Capital Communications Sector Fund;
2) JNL/Mellon Capital Consumer Brands Sector Fund;
3) JNL/Mellon Capital DowSM Index Fund;
4) JNL/Mellon Capital Financial Sector Fund;
5) JNL/Mellon Capital Healthcare Sector Fund;
6) JNL/Mellon Capital Nasdaq® 100 Fund;
7) JNL/Mellon Capital Oil & Gas Sector Fund; and
8) JNL/Mellon Capital Technology Sector Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 19, 2016, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed, effective as of September 19, 2016.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Sheryl Linck
Name:	Mark D. Nerud	Name:	Sheryl Linck
Title:	President and CEO	Title:	Managing Director

Schedule B
September 19, 2016
(Compensation)

JNL/Mellon Capital Dow Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Global 30 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Nasdaq® 100 Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital S&P® 24 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Communications Sector Fund
Average Daily Net Assets	Annual Rate
$First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Consumer Brands Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Oil & Gas Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Technology Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%